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                                                                   EXHIBIT 11
                         MARSHALL & ILSLEY CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                                 Three Months Ended June 30,
                                              ---------------------------------
PRIMARY                                             1997               1996
-------                                       --------------     --------------
Earnings:
  Net income                                 $        56,622    $        50,368
                                              ==============     ==============
Shares:
  Weighted average number of common shares
    outstanding                                       88,699             92,373
  Additional shares relating to:
    Convertible preferred stock                        7,677              5,755
    Stock options outstanding at end
      of each period and exercised
      during each period (a)                           1,472              1,292
    Stock Repurchase Forward Agreement                   275                --
                                              --------------     --------------
  Total average primary shares outstanding            98,123             99,420
                                              ==============     ==============

EARNINGS PER SHARE:
  Primary                                    $          0.58    $          0.51
                                              ==============     ==============
FULLY DILUTED
-------------
Earnings:
  Net income                                 $        56,622    $        50,368
  Add: Interest on convertible notes,
    net of income tax effect                             --                 232
                                              --------------     --------------
                                             $        56,622    $        50,600
                                              ==============     ==============
Shares:
  Weighted average number of common shares
    outstanding                                       88,699             92,373
  Additional shares relating to:
    Convertible preferred stock                        7,677              5,755
    Stock options outstanding at end
      of each period and exercised
      during each period (b)                           1,526              1,341
    Assumed conversion of convertible notes              --               1,922
    Stock Repurchase Forward Agreement                   275                --
                                              --------------     --------------
  Total average fully diluted
     shares outstanding                               98,177            101,391
                                              ==============     ==============

EARNINGS PER SHARE:
  Fully Diluted                              $          0.58    $          0.50
                                              ==============     ==============

Notes:
------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price, if higher than average market price for options outstanding at end of each period and market price at date of exercise for options exercised during each period.
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                                                                   EXHIBIT 11
                         MARSHALL & ILSLEY CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                                   Six Months Ended June 30,
                                             ----------------------------------
PRIMARY                                             1997               1996
-------                                       --------------     --------------
Earnings:
  Net income                                 $       111,421    $        96,523
                                              ==============     ==============
Shares:
  Weighted average number of common shares
    outstanding                                       88,768             92,725
  Additional shares relating to:
    Convertible preferred stock                        6,732              4,794
    Stock options outstanding at end
      of each period and exercised
      during each period (a)                           1,498              1,288
    Stock Repurchase Program                             275                 --
                                              --------------     --------------
  Total average primary shares outstanding            97,273             98,807
                                              ==============     ==============
EARNINGS PER SHARE:
  Primary                                    $          1.15    $          0.98
                                              ==============     ==============
FULLY DILUTED
-------------
Earnings:
  Net income                                 $       111,421    $        96,523
  Add: Interest on convertible notes,
    net of income tax effect                             232                697
                                              --------------     --------------
                                             $       111,653    $        97,220
                                              ==============     ==============
Shares:
  Weighted average number of common shares
    outstanding                                       88,768             92,725
  Additional shares relating to:
    Convertible preferred stock                        6,732              4,794
    Stock options outstanding at end
      of each period and exercised
      during each period (b)                           1,590              1,394
    Assumed conversion of convertible notes              945              2,883
    Stock Repurchase Program                             275                 --
                                              --------------     --------------
  Total average fully diluted
     shares outstanding                               98,310            101,796
                                              ==============     ==============

EARNINGS PER SHARE:
  Fully Diluted                              $          1.14    $          0.96
                                              ==============     ==============

Notes:
------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price, if higher than average market price for options outstanding at end of each period and market price at date of exercise for options exercised during each period.